Exhibit 23.4

CONSENT OF EUROMONITOR INTERNATIONAL (SHANGHAI) CO., LTD.

Euromonitor International (Shanghai) Co., Ltd. consents to the references in the Registration Statement on Form S-1, File No. 333-[         ], of Ispire Technology Inc. filed on August 10, 2023 to our firm and to the industry reports dated January 22, 2021 and January 12, 2022 prepared by our firm.

/s/ Ren Yue
Name:	Ren Yue
Title:	Director, China
Euromonitor International (Shanghai) Co., Ltd.
10th Aug 2023